UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2010
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 436-4000

(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On November 4, 2010, USG Corporation (the “Corporation”) issued a press release announcing the pricing of a private offering of $350 million aggregate principal amount of its 8.375% senior notes due 2018 (the “Notes”). The Notes will be the unsecured obligations of the Corporation. The Corporation’s obligations under the Notes will be guaranteed on a senior unsecured basis by certain of its domestic subsidiaries. The Notes will be sold to investors at a price of 100.00% of the principal amount of the Notes. The offering of the Notes is expected to close on or about November 9, 2010. The Notes will be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The Corporation intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions.
     The following table shows the Corporation’s cash, cash equivalents and marketable securities and capitalization as of September 30, 2010 on an actual basis and as adjusted to give effect to the offering and the application of approximately $342 million of net proceeds from the offering.

	As of September 30, 2010
	Actual	As Adjusted
	(in millions)
Cash, cash equivalents and marketable securities	$544	$886

Senior secured credit facility(a)	—	—
CGC secured credit facility(b)	—	—
Notes offered hereby	—	350
Ship mortgage facility(c)	44	44
Senior notes due 2014(d)	296	296
Senior notes due 2016	500	500
Senior notes due 2018(e)	499	499
Convertible senior notes due 2018(f)	381	381
Industrial revenue bonds (average maturity 21 years)	239	239

Total debt	1,959	2,309

Preferred stock	—	—
Common stock	10	10
Treasury stock	(55)	(55)
Capital received in excess of par value	2,562	2,562
Accumulated other comprehensive loss	(85)	(85)
Retained earnings (deficit)	(1,730)	(1,730)

Total stockholders’ equity	702	702

Total capitalization	$2,661	$3,011

(a)	As of September 30, 2010, we had $115 million of availability under the senior secured credit facility, and we had no borrowings and $80 million of outstanding letters of credit under this facility.

(b)	As of September 30, 2010, there were no borrowings under the CGC secured credit facility and outstanding letters of credit totaled C$0.4 million. The U.S. dollar equivalent of borrowings available under this facility as of September 30, 2010 was $29 million.

(c)	Includes approximately $7 million of current portion of such indebtedness.

(d)	Amount presented is net of $4 million of debt discount.

(e)	Amount presented is net of $1 million of debt discount.

(f)	Amount presented is net of $19 million of debt discount.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1 — USG Corporation press release dated November 4, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
By:	/s/ Richard H. Fleming
Richard H. Fleming
Executive Vice President and Chief Financial Officer

Date: November 4, 2010

EXHIBIT INDEX

Exhibit
Number	Description
99.1	USG Corporation press release dated November 4, 2010